UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 30, 2016

Paragon Offshore plc
(Exact name of Registrant as specified in its charter)

England and Wales	001-36465	98-1146017
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

3151 Briarpark Drive, Suite 700 Houston, Texas	77042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 330 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, effective November 9, 2016, Randall Stilley was no longer serving as Chief Executive Officer and President of Paragon Offshore plc (“Paragon”).
In connection with Mr. Stilley’s departure as Chief Executive Officer and President of Paragon, on November 30, 2016, Paragon and two of its subsidiaries who are not debtors in Paragon’s previously announced chapter 11 cases, Paragon Offshore Services LLC and Paragon International Investment Limited (together with their respective affiliates, the “Company”), entered into a Confidential Separation Agreement and General Release (the “Separation Agreement”), that, subject to certain terms and conditions, provides Mr. Stilley with (i) a one-time lump sum payment of $500,000; (ii) continued health insurance, dental and vision insurance coverage (through the Company’s payment of the required COBRA payments) through November 30, 2017 or until Mr. Stilley is employed at a new employer that provides health insurance coverage, whichever occurs first; (iii) an acknowledgment from the Company that the Separation Agreement satisfies Mr. Stilley’s obligation to execute a full release of claims as required by Section 1 of the Key Employee Retention Plan (the “KERP”) dated November 4, 2014, to prevent the forfeiture of the “Commitment Amount”, as defined in the KERP, previously paid to Mr. Stilley pursuant to the KERP and that Mr. Stilley is entitled to keep such amount; and (iv) the vesting of 748,530 of Mr. Stilley’s unvested time-vested restricted stock units awarded to him pursuant to the Paragon Offshore plc 2014 Omnibus Incentive Plan. The Separation Agreement also includes a general release of claims (including any claims related to Mr. Stilley’s employment agreement with Paragon Offshore Services LLC dated September 16, 2014).

The foregoing summary of the Separation Agreement is qualified entirely by reference to the text of the Separation Agreement, which is filed hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION
10.1	—
Separation Agreement and General Release, by and between Randall Stilley and Paragon Offshore Services LLC, Paragon Offshore PLC, Paragon International Investment Limited and their affiliates, dated November 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paragon Offshore plc

Date: December 1, 2016	By:	/s/ Todd D. Strickler
	Name:	Todd D. Strickler
	Title:	Senior Vice President of Administration, General Counsel & Corporate Secretary

INDEX TO EXHIBITS
EXHIBIT NUMBER		DESCRIPTION
10.1	—
Separation Agreement and General Release, by and between Randall Stilley and Paragon Offshore Services LLC, Paragon Offshore PLC, Paragon International Investment Limited and their affiliates, dated November 30, 2016.